SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 13, 2019

(Date of earliest event reported)

Commission File No.: 0-25969
URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                            52-1166660
(State or other jurisdiction of                                                     (I.R.S. Employer Identification No.)
incorporation or organization)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 13, 2019, Urban One, Inc. (the "Company") entered into an Amendment Agreement, dated November 13, 2019 (the "Amendment"), to their Credit Agreement (the "Credit Agreement"), dated as of April 21, 2016 among the Company (formerly Radio One, Inc.), the lenders party thereto from time to time and Wells Fargo Bank National Association, as administrative agent (the "ABL Facility").

The Amendment increases borrowing capacity under the ABL Facility from $25 million in revolving loan borrowings to $37.5 million in order to provide for the working capital needs and general corporate requirements of the Company and provides for a letter of credit facility up to $7,500,000 as a part of the overall $37.5 million in capacity.

The Amendment redefines the "Applicable Margin" under the ABL facility to provide as follows:

"Applicable Margin" shall mean, as of any date of determination and with respect to Base Rate Loans or LIBOR Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Availability of the Borrower for the most recently completed Fiscal Quarter; provided, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled "Level III":
Level	Average Availability	Applicable Margin Relative to Base Rate Loans	Applicable Margin Relative to LIBOR Loans
I	Greater than two thirds of the Revolving Loan Limit	0.50%	1.75%
II	Greater than one third of the Revolving Loan Limit but less than or equal to two thirds of the Revolving Loan Limit	0.75%	2.00%
III	Less than or equal to one third of the Revolving Loan Limit	1.00%	2.25%
Except as expressly provided above, the Applicable Margin shall be re-determined as of the first day of each Fiscal Quarter of the Borrower."
Finally, the Amendment also redefines the "Maturity Date" under the ABL Facility to read as follows:

"Maturity Date" shall mean the earlier to occur of (a) April 21, 2021 and (b) the date that is thirty (30) days prior to the earlier to occur of (i) the Term Loan Maturity Date (as defined in the Term Loan Credit Agreement as in effect on the Effective Date or as the same may be extended in accordance with the terms of the Term Loan Credit Agreement), and (ii) the Stated Maturity (as defined in the Senior Secured Notes Indenture (as defined in the Term Loan Credit Agreement)) of the Notes (as defined in the Senior Secured Notes Indenture as in effect on the Effective Date or as the same may be extended in accordance with the terms of the Senior Secured Notes Indenture)."
A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above summary of the Amendment is qualified in its entirety by reference to the Amendment is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to Credit Agreement, dated as of November 13, 2019 entered into by and among Urban One, Inc. (f/k/a Radio One, Inc.), a Delaware corporation, Wells Fargo Bank, National Association, as administrative agent for the Lenders (as defined in the Credit Agreement referred to below), and the Lenders.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements about the Company's future performance, which are based on management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company's reports on Forms 10-K, 10-Q , 10-Q/A and other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 URBAN ONE, INC.

                                 /s/ Peter D. Thompson
November 15, 2019                                         Peter D. Thompson
                Chief Financial Officer and Principal Accounting Officer